Exhibit 3.1

FILED 2015 OCT 12 PM 12:26 SECRETARY OF STATE TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation of

BIOHEART, INC.
(Name of Corporation as currently filed with the Florida Dept. of State)

P99000071815
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendments(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

U.S. Stem Cell, Inc.                                      The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

(Florida street address)

New Registered Office Address:		, Florida
	(City)		(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T = Treasurer; S = Secretary; D = Director; TR = Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change. Mike Jones, V as Remove, and Sally Smith, SV as an Add.
Example:
  X    Change               PT               John Doe

  X    Remove               V                Mike Jones

  X    Add                     SV              Sally Smith

Type of Action		Title	Name	Address
(Check One)

1)	Change

Add

Remove

2)	Change

Add

Remove

3)	Change

Add

Remove

4)	Change

Add

Remove

5)	Change

Add

Remove

6)	Change

Add

Remove

E. If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets, if necessary). (Be specific)

Article I is hereby deleted in its entirety and replaced as follows:
ARTICLE I – NAME

The name of the Corporation is U.S. Stem Cell, Inc. (herein after called the “Corporation”)

Article II is modified to include the following:

The Corporation effected a 1,000:1 reverse stock split of the Corporation’s issued and outstanding shares of Common Stock.

Fractional shares will be rounded up.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption:       August 26, 2015      , if other than the date this document was signed.

Effective date if applicable:             October 19, 2015
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records.

Adoption of Amendment(s)                                        (CHECK ONE)

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by .”
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporation without shareholder action and shareholder action was not required.

Dated	October 19, 2015

Signature
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Mike Tomas
(Typed or printed name of person signing)

Chief Executive Officer
(Title of person signing)